UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 1, 2013

Ebix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Concourse Parkway, Suite 3200

Atlanta, Georgia

30328

(Address of principal executive offices) (Zip Code)

(678) 281-2020

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On May 1, 2013, Ebix, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Exchange Parent Corp., a Delaware corporation (“Parent”), and Exchange Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“MergerSub” and, together with Parent, the “Acquiring Parties”). Parent is owned by Broad Street Principal Investments, L.L.C., an affiliate of Goldman, Sachs & Co (such affiliate, the “Investor”).

The Board of Directors of the Company (the “Board”) and a special committee of the Board composed entirely of independent directors (the “Special Committee”) unanimously approved the Merger Agreement. Morgan Stanley served as financial advisor to the Special Committee and rendered a fairness opinion to the Special Committee and the Board of Directors. Alston & Bird LLP acted as legal adviser to the Special Committee.

The Merger Agreement provides for, upon the terms and subject to the conditions in the Merger Agreement, the merger of MergerSub with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock (“Common Stock”) outstanding immediately prior to the Effective Time (other than shares (i) held by the Company as treasury stock, (ii) owned by Parent, MergerSub or any subsidiary of the Company, or (iii) held by stockholders who have demanded appraisal for such shares in accordance with Delaware law) will be automatically cancelled and converted into the right to receive $20.00 in cash, without interest (the “Merger Consideration”). A portion of the payments due to Robin Raina, the Company’s Chairman and Chief Executive Officer, and to the Robin Raina Foundation, Inc., a non-profit corporation of which Mr. Raina is the President, under the Merger Agreement with respect to certain shares of Common Stock owned by them will be governed by the Investment Letter Agreement (discussed below). Additionally, any Merger Consideration owed to the Rennes Fondation with respect to shares of Common Stock will be governed by the Rollover Letter Agreement (discussed below). Rolf Herter, a member of the Company’s Board of Directors, is also a director of the Rennes Fondation.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding option and share of restricted Common Stock will become fully vested and receive the following treatment: (i) each outstanding share of restricted company stock subject to vesting or other restrictions granted under an equity plan of the Company will become fully vested and nonforfeitable and be converted automatically into the right to receive the Merger Consideration and (ii) all outstanding options, whether or not exercisable or vested, will be canceled, and each holder will be entitled to receive an amount of cash equal to (A) the excess, if any, of the Merger Consideration over the applicable exercise price of such option multiplied by (B) the number of shares of company stock subject to such option. A portion of the payments due to Mr. Raina under the Merger Agreement as a result of his ownership of restricted Common Stock or options to purchase Common Stock will be governed by the Investment Letter Agreement.

Stockholders of the Company will be asked to adopt the Merger Agreement at a special meeting that will be held on a date to be announced. Consummation of the Merger is subject to customary conditions, including without limitation: (i) the approval of the Merger Agreement by the holders of a majority of the outstanding shares of the Common Stock (the “Stockholder Approval”), (ii) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any law or order prohibiting the consummation of the Merger, and (iv) all actions by or in respect of filings with any Governmental Authority, required to permit the consummation of the Merger, having been taken, made or obtained. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (x) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers) and, (y) the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects. The Acquiring Parties’ obligation to consummate the Merger is also subject to additional conditions, including the absence of a Material Adverse Effect (as defined in the Merger Agreement) on the Company and the Investment Letter Agreement being in full force and effect, constituting a valid and binding agreement enforceable with its terms and the transactions contemplated thereby having been consummated in accordance with their terms.

The Company has made representations and warranties to the Acquiring Parties in the Merger Agreement that are customary for transactions of this type. The Company has also entered into certain customary covenants and agreements in the Merger Agreement, including without limitation covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger and (ii) the calling and holding of a meeting of the Company’s stockholders for the purpose of obtaining the Stockholder Approval.

Following the execution of the Merger Agreement and continuing until 12:01 a.m. (New York City time) on the 45th calendar day thereafter (the “Go-Shop Period”), the Company and its representatives may, subject to certain limitations specified in the Merger Agreement, initiate, solicit and encourage Acquisition Proposals (as defined in the Merger Agreement) from third parties, including by way of providing non-public information, and enter into and maintain or continue discussions or negotiations with third parties with respect to alternative Acquisition Proposals or otherwise cooperate with, or assist or participate in, or facilitate, any such inquiries, proposals, discussions, or negotiations. After the expiration of the Go-Shop Period, the Company and its representatives may continue to engage in the activities described in the previous sentence with respect to third parties that have made bona fide written Acquisition Proposals during the Go-Shop Period that constitute or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) (such a third party is referred to as an “Excluded Party”) for an additional 15 days (such 15 day period, the “Cut-Off Date Period”).

Except as described in the previous sentence, after the end of the Go-Shop Period, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative Acquisition Proposals from third parties and to enter into or participate in any discussions or negotiations with or furnish information to third parties regarding alternative Acquisition Proposals. In addition, after the end of the Go-Shop Period, the Company is permitted to engage in negotiations or discussions with and to furnish information to a third party that makes an Acquisition Proposal that the Board reasonably believes constitutes or would reasonably be expected to lead to a Superior Proposal.

Subject to compliance with the terms of the Merger Agreement, the Board may make an Adverse Recommendation Change (as defined in the Merger Agreement), and terminate the Merger Agreement to enter into an acquisition agreement with respect to a Superior Proposal, whether before or after the end of the Go-Shop Period. The Merger Agreement contains certain termination rights for both the Company and the Acquiring Parties. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the Merger Agreement is terminated prior to the lapse of the Cut-Off Date Period in connection with the Company entering into an alternative acquisition agreement in respect of a Superior Proposal, or making an Adverse Recommendation Change based on an alternative Acquisition Proposal, made by an Excluded Party, the termination fee payable by the Company to Parent will be approximately $15.54 million. If the termination fee becomes payable by the Company under any other circumstances, the amount of the termination fee will be approximately $27.19 million. The Merger Agreement also provides that Parent will be required to pay the Company a termination fee of $45.0 million if the Merger Agreement is terminated under certain circumstances because Parent fails to complete the Merger or otherwise breaches its obligations under the Merger Agreement such that conditions to the consummation of the Merger cannot be satisfied.

Notwithstanding the limitations applicable after the Go-Shop Period ends, prior to receipt of the Stockholder Approval, if the Board of the Company (acting upon the recommendation of the Special Committee) determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Delaware Law, the Board may make an Adverse Recommendation Change in response to a previously unforeseeable material fact, event, change or development in circumstances that arises after the date of the execution of the Merger Agreement (other than a Superior Proposal) (an “Intervening Event”). Prior to taking the actions described above, the Company must provide Parent with at least four business days advance written notice (the “Negotiation Period”) of its intention to make an Adverse Recommendation Change due to the occurrence of an Intervening Event or to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, the basis for such change or termination, and details of such Intervening Event or the material terms of any alternative Acquisition Proposal that constitutes a Superior Proposal. To the extent Parent wishes to negotiate, the Company must, and must cause its representatives to, negotiate with Parent in good faith during the Negotiation Period to make such adjustments in the terms and conditions of the Merger Agreement and the equity and debt financing as would permit the Board, the Special Committee or the Company not to effect an Adverse Recommendation Change or to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new written notification from the Company and a new three Business Day period). The Company may terminate the Merger Agreement to enter into a Superior Proposal only or make an Adverse Recommendation Change only if Parent does not make during the Negotiation Period an offer that in the case of a Superior Proposal is at least as favorable to the Company’s stockholders as such Superior Proposal and in the case of an Intervening Event, obviates the need for an Adverse Recommendation Change.

Investment Letter Agreement, Rollover Letter Agreement and Voting Agreements

Concurrently with the execution of the Merger Agreement, the Company’s Chief Executive Officer, Robin Raina, and the Robin Raina Foundation, Inc. (collectively, the “Raina Investors”) entered into an Investment Letter Agreement, pursuant to which, on the terms and subject to the conditions thereof, at the Effective Time, the Raina Investors will invest proceeds received by them in the Merger in the aggregate amount of $36,658,720 and $3,341,280, respectively, in Parent’s immediate parent, an offshore partnership (“Parent Holdco”), or Parent, in exchange for a capital interest in Parent Holdco or Parent. Furthermore, on the terms and subject to the conditions set forth in the Investment Letter Agreement, the Acquisition Bonus Agreement between Mr. Raina and the Company dated July 15, 2009 (previously filed as Exhibit 99.1 to the Company’s Form 8-K filed with the SEC on July 21, 2009) will be terminated in full immediately prior to the Effective Time.

Additionally, concurrently with the execution of the Merger Agreement the Rennes Fondation entered into a Rollover Letter Agreement pursuant to which the Rennes Fondation will exchange, at the Effective Time, a substantial portion of the shares of Common Stock it holds for a capital interest in Parent Holdco or Parent. The Raina Investors and the Rennes Fondation (collectively, the “Rollover Stockholders”) collectively currently own approximately 19% of the Company’s outstanding shares. After the Merger is completed, the Raina Investors will indirectly retain an ownership interest of approximately 29% of the Company (including restricted ownership interests to be granted upon effectiveness of employment), and the Rennes Fondation will retain an ownership interest of approximately 15% of the Company.

In addition, each of the Rollover Stockholders entered into a voting agreement (the “Voting Agreement”) with Parent pursuant to which the Rollover Stockholders agreed to vote their respective shares of Common Stock in favor of the Merger and against any alternative business combination transaction, and granted Parent a proxy to vote such shares in the event the Rollover Stockholders do not act in accordance with their obligations thereunder. The Voting Agreement will terminate upon the termination of the Merger Agreement.

Financing Commitments

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses of the Acquiring Parties and to refinance certain indebtedness of the Company. The Investor, has committed, pursuant to an equity commitment letter dated as of May 1,2013, to capitalize Parent, at or prior to the Effective Time, with an aggregate equity contribution in an amount of $211.1 million (subject to increase in the event that the transactions contemplated by the Rollover Letter Agreement are not consummated), on the terms and subject to the conditions set forth in the equity commitment letter. In addition, the Investor has executed a limited guaranty in favor of the Company to guarantee, subject to the limitations described therein, the payment of any termination fee by Parent and certain other obligations under the Merger Agreement.

Parent has advised the Company that Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate, “CS”), Credit Suisse Securities (USA) LLC (“CS Securities,” and together with CS and their respective affiliates, “Credit Suisse”) and Goldman Sachs Lending Partners LLC (“GSLP” and, collectively with Credit Suisse, the “Lenders”) have committed to provide debt financing for the Merger consisting of a $450 million senior secured facility consisting of (x) a $400 million senior secured term loan facility and (y) a $50 million senior secured revolving credit facility (collectively, the “First Lien Facilities”) and a $150 million senior secured second lien term loan facility (the “Second Lien Term Facility”, together with the First Lien Facilities, the “Credit Facilities”), on the terms and subject to the conditions set forth in a debt commitment letter, dated as May 1, 2013 (the “Debt Commitment Letter”). The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to a number of conditions, including without limitation: (i) the absence of a Company Material Adverse Effect (as defined in the Debt Commitment Letter) since December 31, 2012, (ii) execution and delivery of definitive documentation with respect to the debt financing contemplated by the Debt Commitment Letter and otherwise reasonably satisfactory to the Lenders, (iii) accuracy of certain specified representations and warranties in the loan documents and in the Merger Agreement, (iv) receipt of equity financing from the Investors representing at least 30% of the pro forma debt and equity capitalization of the Company after consummation of the Merger and (v) consummation of the Merger in accordance with the Merger Agreement. The final termination date for the Debt Commitment Letter is the earliest of: (i) the date on which the Merger Agreement is terminated in accordance with its terms prior to the consummation of the transactions, (ii) the consummation of the Merger with or without the funding of any of the Credit Facilities, and (iii) 11:59 p.m., New York City time, on November 1, 2013.

The foregoing descriptions of the Merger Agreement, the Voting Agreement, the Equity Commitment Letter, and Limited Guaranty and the transactions contemplated are subject to, and qualified in their entirety by, the full text of the Merger Agreement as attached hereto as Exhibit 2.1, the Limited Guaranty as attached hereto as Exhibit 10.1, the form of Voting Agreement as attached hereto as Exhibit 99.1, and the Equity Commitment Letter as attached hereto as Exhibit 99.2, each of which are incorporated herein by reference.

Forward-Looking Statements

We have made forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this report. The words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “may” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance and achievements, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement; the inability to complete the Merger due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including the receipt of all regulatory approvals related to the Merger; risks that the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”).

Although we presently believe that the plans, expectations and results expressed in or suggested by the forward-looking statements are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law. This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and subsequent filings with the SEC.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed Merger. In connection with the Merger, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://ebix.com/reports.aspx or by directing a request to: Ebix, Inc., 5 Concourse Parkway, Suite 3200, Atlanta, Georgia 30328, Attn: Investor Relations, (678) 281-2043, IR@ebix.com.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed Merger. Information regarding the persons who, under the rules of the SEC, may be considered participants in the solicitation of the stockholders of the Company in connection with the proposed Merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Item 9.01 – Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

2.1	Merger Agreement, dated May 1, 2013, among the Company, Exchange Parent Corp., and Exchange Merger Corp.

10.1	Limited Guaranty, dated May 1, 2012 between the Company and the Investor.

99.1	Form of Voting Agreement.

99.2	Equity Commitment Letter, dated May 1, 2012, between the Investor and Exchange Parent Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ebix, Inc.

Dated: May 3, 2013	By:	/s/ Robert Kerris
		Name:	Robert Kerris
		Title:	Chief Financial Officer and Corporate Secretary